EXHIBIT (I)
----------
                               CONSENT OF COUNSEL

                          The Gabelli Value Fund, Inc.

                   We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 15 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-5848) of The Gabelli Value Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.










                                           /s/ Willkie Farr & Gallagher
                                           ----------------------------
                                                Willkie Farr & Gallagher

April 26, 2000
New York, New York